SECOND AMENDMENT to the
FUND ADMINISTRATION SERVICING AGREEMENT

THIS SECOND AMENDMENT to the Fund Administration Servicing Agreement is made and entered into by and between CUSHING® MUTUAL FUNDS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC d/b/a/ U. S. Bank Global Fund Services, a Wisconsin limited liability company (“Fund Services”), and is effective as of October 1, 2019.

WHEREAS, the Trust and Fund Services have previously entered into a certain Fund Administration Servicing Agreement (the “Agreement”), dated as of December 8, 2017; and

WHEREAS, the parties desire to amend the fee schedule Exhibit C of the Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

(1)	Exhibit C of the Agreement is hereby superseded and replaced in its entirety with Exhibit C attached hereto.

(2)
Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications or prior writings (except as otherwise provided herein) with respect thereto. Except as expressly amended herein, all of the provisions of the Agreement shall remain in full force and effect, and all references to the Agreement in the Agreement or any document related thereto shall for all purposes constitute references to the Agreement as amended hereby. This Amendment shall in no way operate as a novation, release, or discharge of any of the provisions of the Agreement (except as amended herein), or any indebtedness thereby evidenced.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

CUSHING® MUTUAL FUNDS TRUST    U.S. BANCORP FUND SERVICES, LLC
By: /s/ Jerry V. Swank                By: /s/ Anita M. Zagrodnik
Name: Jerry V. Swank                Name: Anita M. Zagrodnik
Title: CEO and President            Title: Senior Vice President
Date:                        Date: 10/28/2019

Exhibit C to the
Fund Administration Servicing Agreement

Fund Accounting, Fund Administration & Portfolio Compliance Services Fee Schedule at October 1, 2019
Annual Fee Based Upon Average Net Assets per Fund*
___ basis points on the first $___
___ basis points on the next $___
___ basis points on the balance
Minimum Annual Fee Existing Funds: $___ per fund
Minimum Annual Fee New Funds: Year 1 - $___, Year 2 - $___, Year 3 - $___ Year 4+ - $___

▪	Additional fee of $___ for each additional class, Controlled Foreign Corporation (CFC), and/or sub-advisor

Services Included in Annual Fee per Fund
Advisor Information Source – On-line access to portfolio management and compliance information.
Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
Chief Compliance Officer Support Fee*

▪	$___ per year per fund complex
Data Services
Pricing Services

▪	$___ – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs

▪	$___ – Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds

▪	$___ – CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield

▪	$___ – Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps

▪	$___ – Bank Loans

▪	$___ – Swaptions

▪	$___ – Intraday money market funds pricing, up to 3 times per day

▪	$___ – Credit Default Swaps

▪	$___ per Month Manual Security Pricing (>25per day)

NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.
Corporate Action and Factor Services (security paydown)

▪	$___ per Foreign Equity Security per Month

▪	$___ per Domestic Equity Security per Month

▪	$___ per CMOs, Asset Backed, Mortgage Backed Security per Month

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: postage, stationery, programming, special reports, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), proxies, insurance, EDGAR/XBRL filing, record retention, federal and state regulatory filing fees, expenses related to and including travel to and from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing charges, Fair Value Services, SWIFT processing, customized reporting, PFIC monitoring and conversion expenses (if necessary).

Additional Services
Additional services not included above shall be mutually agreed upon and documented on the Additional Services fee schedule:
USBFS legal administration (e.g., annual legal administration and subsequent new fund launch), daily performance reporting, daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, electronic Board book portal (BookMark), Master/Feeder Structures and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average
Fees are calculated pro rata and billed monthly.

Exhibit C (continued) to the
Fund Administration Servicing Agreement
Fund Administration & Compliance Portfolio Services
Additional Services Fee Schedule
Daily Compliance Services

▪	Base fee – $___ per fund per year

▪	Setup – $___ per fund group
Section 18 Compliance Testing

▪	$___ set up fee per fund complex

▪	$___ per fund per month
Section 15(c) Reporting

▪	$___ per fund per standard reporting package*

▪	Additional 15c reporting is subject to additional charges
*Standard reporting packages for annual 15(c) meeting

-	Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
-    Performance reporting package: Peer Comparison Report

▪	Standard data source – Morningstar; additional charges will apply for other data services
Equity & Fixed Income Attribution Reporting

▪	Fees are dependent upon portfolio makeup, services required, and benchmark requirements.
BookMark Electronic Board Book Portal

▪	USBFS will establish a central, secure portal for Board materials using a unique client board URL.

▪	Your Fund Administrator will load/maintain all fund board book data for the main fund board meetings and meetings.

▪	Features password-protected, encrypted servers with automatic failover.

▪	Training and ongoing system support.

▪	Accessible from your smart phone or iPad.

▪	Allows multiple users to access materials concurrently.

▪	Searchable archive.

▪	Ability to make personal comments.

Annual Fee per Trust

▪	0 – 10 users – $___

▪	10 – 20 users – $___

▪	20 – 30 users – $___

▪	30 – 40 users – $___
Diligent Boardbooks

▪	Online portal to access board book documents. Each user will receive both online and offline capability access

▪	Minimum fee (includes 1 board, 1 committee and 12 users)

▪	12 users may consist of any combination of Board Members/ Executives and Administrators

▪	Accessing Entities and Individuals Installation Fee Annual Fee

Affiliate Package $___ $___
Additional Boards                    $___        $___
Additional Committees/Meeting Groups            $___        $___
Additional Online & Offline Users (Board Members/Execs)    $___        $___
Online and Offline Users (Administrative)            $___        $___

Additional Legal Administration Services

▪	Subsequent new fund launch – $___ per project

▪	Subsequent new share class launch – $___ per project

▪	Multi-managed funds – as negotiated based upon specific requirements

▪	Proxy – as negotiated based upon specific requirements

▪	Annual legal update – $___ per project

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

▪	Postage, if necessary, Federal and state regulatory filing fees, expenses from Board of Trustee meetings, Third party auditing and legal expenses, EDGAR/XBRL filing

Extraordinary services – negotiated based upon specific requirements

▪	Multi-managed funds, proxy, expedited filings, asset conversion, fulcrum fee, exemptive applications